[GRAPHIC OMITTED][GRAPHIC OMITTED]
                    American Physicians Service Group, Inc.
                      Press Release for Immediate Release


                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                   REPORTS 92% EPS INCREASE IN SECOND QUARTER

     AUSTIN, TEXAS, August 8, 2005 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the quarter and six months ended June 30, 2005. For the three months ended June 30, 2005, revenues were $7,033,000 compared to $7,295,000 for the three months ended June 30, 2004. Net earnings were $1,367,000 or $.48 per share, compared to $689,000 or $.25 per diluted share for the three months ended June 30, 2004. For the six months ended June 30, 2005, revenues were $13,695,000 compared to $14,585,000 for the six months ended June 30, 2004. Net earnings were $2,220,000 or $.77 per diluted share, compared to $1,383,000 or $.49 per diluted share for the six months ended June 30, 2004.

     Ken Shifrin, APS Chairman of the Board stated, "We are pleased that, taken together, operating income at our two core business segments exceeded operating income in the comparable quarter a year-ago. The increase was approximately 7% on approximately 9% lower revenues. On an individual basis, our insurance services segment continued its positive trend, while interest rate and inflation concerns kept our financial services segment underperforming last year."

     Mr. Shifrin continued, "As in the first quarter, we were able to realize gains this quarter on equity investments, recognizing $1,289,000 in pretax income. Partially offsetting the gain were expenses related to the sale that are included in general and administrative expenses. Proceeds of the sale have been invested primarily in government securities, with a portion set aside to fund our recently announced dividend.

     Mr. Shifrin concluded, "Along with operating performance we remain focused on value and liquidity. Book value per share as of the June 30, 2005 balance sheet increased to $9.62 from $8.23 per share at June 30, 2004. Contributing to the book value improvement has been our management of shares outstanding. At our Annual Meeting, shareholders approved new equity compensation plans that continue to align managements' and shareholders' interests, while minimizing share dilution. We also remain active with our share repurchase plan and have now invested approximately $1.4 million of the $2.0 million authorized by our board of directors. With a current ratio exceeding 5:1, our liquidity has never been better and we remain alert to opportunities that have the potential to increase shareholder value."

ABOUT THE COMPANY

     APS is a management and financial services firm with subsidiaries that provide: medical malpractice insurance services for doctors; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

FORWARD-LOOKING STATEMENTS

     This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.


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                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                             SELECTED FINANCIAL DATA
                      (In thousands, except per share data)



                                                         Three Months Ended                Six Months Ended
                                                              June 30,                         June  30
                                                        --------------------             ---------------------
                                                        2005            2004             2005             2004
                                                        ----            ----             ----             ----

Revenues:

Financial services                                     $3,698          $4,227           $6,965           $8,059
Insurance services                                      3,335           3,068            6,730            6,526
                                                       ------           -----           ------           ------
         Total revenues                                 7,033           7,295           13,695           14,585

Expenses:

Financial services                                      3,270           3,660            6,220            6,901
Insurance services                                      2,422           2,380            4,925            5,002
General and administrative                                722             555            1,389            1,068
Gain on sale of assets                                    (49)            (44)             (84)              56
                                                       ------          ------           ------           ------

         Total expenses                                 6,365           6,551           12,450           12,915
                                                       ------          ------           ------           ------
Operating income                                          668             744            1,245            1,670
Sale of investments and other                           1,289             230            1,880              320
                                                       ------          ------           ------           ------

Income from operations before interest,
income taxes and minority interest                      1,957             974            3,125            1,990

Interest and other income                                 154              96              327              171

Income tax expense                                        742             381            1,219              778
Minority interest                                           2              --               13               --
                                                       ------          ------           ------            -----

Net income
Diluted income per share:                              $1,367          $  689           $2,220           $1,383
                                                       ======          ======           ======           ======


         Net income                                     $0.48           $0.25            $0.77            $0.49
                                                        =====           =====            =====            =====

Weighted average shares outstanding (diluted)           2,876           2,791            2,892            2,802
                                                        =====           =====            =====            =====

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                       SELECTED FINANCIAL DATA, continued

(In Thousands)
                                                              June 30
                                                    ---------------------------
                                                      2005              2004
                                                      ----              ----

ASSETS

Current assets                                       $15,125            11,855

Notes receivable, less current portion                   338               318
Property and equipment                                   686               554
Investment in available for sale equity fixed
  income securities-non-current                       11,201            11,065
Goodwill                                               1,247             1,247
Other assets                                             267               392
                                                     --------          ---------
         Total Assets                                $28,864           $25,431
                                                     ========          =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                    2,739            3,487

Other liabilities                                        344             1,042
                                                     --------         ---------
         Total liabilities                             3,083             4,529

Minority interests                                        14                --

Shareholders' Equity:

Common stock                                             268               254
Additional paid-in capital                             7,695             7,192
Retained earnings                                     16,168            13,756
Accumulated other comprehensive income
  (loss), net of taxes                                 1,636              (300)
                                                     --------           -------

         Total shareholders' equity                   25,767            20,902
                                                     --------           -------

Total Liabilities and Shareholders' Equity           $28,864           $25,431
                                                     =======           =======

For further information, visit  APS's  Website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. Vice President - Finance
American Physicians Service Group, Inc.
1301 Capital of Texas Highway, C-300
Austin, Texas  78746
(512) 328-0888